    As filed with the Securities and Exchange Commission on August 21, 2000
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                            SHARPER IMAGE CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                                  94-2493558
    (State or other jurisdiction               (IRS Employer Identification No.)
  of incorporation or organization)

                                650 DAVIS STREET
                             SAN FRANCISCO, CA 94111
               (Address of principal executive offices) (Zip Code)

                            2000 STOCK INCENTIVE PLAN
                           (Full title of the Plan(s))


                               JEFFREY P. FORGAN
                SENIOR VICE PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            SHARPER IMAGE CORPORATION
                                650 DAVIS STREET
                             SAN FRANCISCO, CA 94111
                     (Name and address of agent for service)
                                 (415) 445-6000
          (Telephone Number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE


                                                      Proposed Maximum       Proposed Maximum        Amount of
Title of Securities to be           Amount to be     Offering Price per     Aggregate Offering     Registration
Registered                          Registered(1)         Share(2)               Price(2)             Fee(3)
----------                          -------------         --------               --------             ------
2000 Stock Incentive Plan             3,147,107            $18.94                 $59,606,207        $15,736.04
Common Stock, $0.01 par value         shares


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2000 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) The filing fee is calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling price per share of Common Stock of Sharper Image Corporation on August 17, 2000, as reported by the Nasdaq National Market.

(3)     Registration fee computed pursuant to Rule 457(h)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

                Sharper Image Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 2000 filed with the Commission on May 1, 2000;

        (b) The Registrant's Quarterly Report on Form 10-Q, filed with the Commission on June 14, 2000 for the period ended April 30, 2000;

        (c) The Registrant's Registration Statement No. 000-15827 on Form 8-A filed with the Commission on May 6, 1987 and amended on June 22, 1999, pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

                All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

                Not applicable.

Item 5. Interests of Named Experts and Counsel

                Not applicable.

Item 6. Indemnification of Directors and Officers

                Article VII, Section 6, of the Bylaws of the Registrant permits indemnification of directors, officers and employees within the limitations permitted by Section 145 of the General Corporation Law of Delaware.

                As permitted by Section 102 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation contains provisions eliminating a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach of a director's fiduciary duty except for (i) liability under Section 174 of the Delaware General Corporation Law, (ii) any breach of the director's duty of loyalty to the Registrant or its stockholders, (iii) acts or omissions not in good faith or which involve intentional omissions not in good faith or which involve intentional misconduct or a knowing violation of the law or (iv) any transaction from which the director derived an improper personal benefit.

                The Registrant has entered into supplemental indemnification agreements with directors and certain officers. These agreements provide substantially broader indemnity rights than those provided under the Delaware law and the Registrant's Bylaws.

                Under the indemnification agreements, indemnity is provided to such officers or directors with respect to judgments and amounts paid in settlement of actions brought against them by or on behalf of the Registrant (except under the circumstances noted above), while indemnification, under Delaware law, is generally permitted only with respect to the expenses incurred in connection with such actions. Also, under Delaware law, amounts may be paid as indemnity, and litigation expenses may be advanced during the course of an action, if the individual claiming indemnity meets certain specified standards of conduct. Under the indemnification agreements, a determination that a director has met these standards is not required for such indemnity, although the indemnification agreement excludes indemnity for conduct which is adjudged to be knowingly fraudulent, deliberately dishonest or to constitute willful misconduct. With respect to expenses incurred during the course of an action, such expenses would be paid by the Registrant, subject to the individual's agreement in the indemnification agreement to reimburse the Registrant if it is ultimately determined that the individual is not entitled to indemnity as to those expenses. With respect to expenses incurred, the director would be entitled under the indemnification agreement to the same rights as are provided in the Bylaws discussed above.

                The indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against the Registrant or its directors, but to the extent a director were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit would be borne by the Registrant, and the Registrant would not benefit from derivative recoveries against the directors. Such recoveries would accrue to the benefit of the Registrant but would be offset by the Registrant's obligations to the director under the indemnification agreement.

Item 7. Exemption from Registration Claimed

                Not applicable.

Item 8. Exhibits

Exhibit Number  Exhibit
--------------  -------
    4           Instruments Defining the Rights of Stockholders. Reference is
                made to Registrant's Registration Statement No. 000-15827 on
                Form 8-A, as amended, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.

    5           Opinion and consent of Brobeck, Phleger & Harrison LLP.

    15          Letter re: Unaudited Interim Financial Information.

    23.1        Consent of Deloitte & Touche LLP, Independent Auditors.

    23.2        Consent of Brobeck, Phleger & Harrison LLP is contained in
                Exhibit 5.

    24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

    99.1        2000 Stock Incentive Plan.


Item 9. Undertakings

                A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 2000 Stock Incentive Plan.

                B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on this 21st day of August, 2000.

                                            SHARPER IMAGE CORPORATION



                                            By: /s/ Jeffrey P. Forgan
                                               ---------------------------------
                                               Jeffrey P. Forgan
                                               Senior Vice President
                                               and Chief Financial Officer



                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                That the undersigned officers and directors of Sharper Image Corporation, a Delaware corporation, do hereby constitute and appoint Richard Thalheimer, the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        SIGNATURE                               TITLE                            DATE
        ---------                               -----                            ----

/s/ Richard Thalheimer             Founder, Chairman of the                  August 21, 2000
-----------------------------      Board and Chief Executive Officer
Richard Thalheimer


/s/ Jeffrey P. Forgan              Senior Vice President and Chief           August 21, 2000
-----------------------------      Financial Officer (Principal
Jeffrey P. Forgan                  Financial and Accounting Officer)


/s/ Alan Thalheimer                Director                                  August 21, 2000
-----------------------------
Alan Thalheimer

        SIGNATURE                               TITLE                            DATE
        ---------                               -----                            ----


/s/ Gerald Napier                  Director                                  August 21, 2000
-----------------------------
Gerald Napier


/s/ Morton David                   Director                                  August 21, 2000
-----------------------------
Morton David


/s/ George James                   Director                                  August 21, 2000
-----------------------------
George James

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                            SHARPER IMAGE CORPORATION

                                  EXHIBIT INDEX



Exhibit Number  Exhibit
--------------  -------
    4           Instruments Defining the Rights of Stockholders. Reference is
                made to Registrant's Registration Statement No. 000-15827 on
                Form 8-A, as amended, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.

    5           Opinion and consent of Brobeck, Phleger & Harrison LLP.

    15          Letter re: Unaudited Interim Financial Information.

    23.1        Consent of Deloitte & Touche LLP, Independent Auditors.

    23.2        Consent of Brobeck, Phleger & Harrison LLP is contained in
                Exhibit 5.

    24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

    99.1        2000 Stock Incentive Plan.